Annex A

TRANSACTIONS IN COMMON STOCK BY THE REPORTING PERSONS

The following tables set forth all transactions in the Class A Common Stock effected by the Reporting Persons in the past sixty days. Unless otherwise noted, all such transactions were effected in the open market through a broker and all prices per share include commissions. Where a price range is provided in the column titled “Price Range ($)”, the price reported in the column titled “Price Per Share ($)” is a weighted average price. These shares of Class A Common Stock were sold or purchased in multiple transactions at prices between the price ranges indicated in the column titled “Price Range ($)”. The Reporting Persons will undertake to provide to the staff of the SEC, upon request, full information regarding the shares of Class A Common Stock sold or purchased at each separate price.

Trade Date	Buy/Sell	Shares Purchased (Sold)	Price Per Share ($)	Price Range ($)
10/30/2024	BUY	2,512	6.3674	6.365 - 6.37
11/18/2024	SELL	38,050	4.9823	4.98 - 5.0025
11/27/2024	BUY	4,118	5.1394	5.135 - 5.14
11/27/2024	BUY	4,900	5.1061	5.095 - 5.12
11/27/2024	BUY	10,000	5.14	5.14 - 5.14
11/27/2024	BUY	17,900	5.143	5.115 - 5.16
11/29/2024	BUY	14,100	5.0913	5.07 - 5.1
11/29/2024	BUY	40,000	5.0739	5.055 - 5.08
11/29/2024	BUY	83,400	5.1023	5.075 - 5.145
12/2/2024	BUY	8,000	5.3406	5.285 - 5.39
12/2/2024	BUY	9,596	5.3753	5.315 - 5.39
12/2/2024	BUY	15,000	5.41	5.41 - 5.41
12/2/2024	BUY	31,682	5.3597	5.285 - 5.49
12/2/2024	BUY	68,900	5.3233	5.1125 - 5.45
12/3/2024	BUY	3,404	5.4133	5.39 - 5.43
12/3/2024	BUY	5,000	5.3775	5.375 - 5.38
12/3/2024	BUY	9,000	5.379	5.365 - 5.4
12/3/2024	BUY	5,304	5.2565	5.255 - 5.26
12/5/2024	BUY	50,000	5.0731	5.005 - 5.16
12/11/2024	BUY	1	6.0135	5.995 - 5.16
12/11/2024	BUY	1	6.0827	6.005 - 6.125
12/11/2024	BUY	5,261	6.0311	5.99 - 6.1
12/11/2024	BUY	18,055	6.1445	6.09 - 6.19
12/11/2024	BUY	59,605	5.99	5.915 - 6.045
12/11/2024	BUY	85,646	6.0463	5.91 - 6.33
12/11/2024	BUY	200	5.985	5.985 - 5.985
12/11/2024	BUY	3,022	6.1445	6.09 - 6.19
12/11/2024	BUY	9,899	6.0827	6.005 - 6.125
12/11/2024	BUY	10,000	6.1072	6.095 - 6.11
12/11/2024	BUY	13,847	5.9462	5.905 - 6.045
12/11/2024	BUY	18,055	5.99	5.915 - 6.045
12/11/2024	BUY	18,817	5.9864	5.955 - 6.155
12/11/2024	BUY	27,362	6.0135	5.995 - 6.16
12/11/2024	BUY	30,760	6.1135	6.084 - 6.16
12/11/2024	BUY	36,607	6.0311	5.99 - 6.1